                                                                    EXHIBIT 10.7

                           LESSEE GUARANTY AGREEMENT


     THIS LESSEE GUARANTY AGREEMENT made and entered into as of December 1, 1994 (the "Lessee Guaranty"), from MIDWAY-CTS BUFFALO, LTD., a New York corporation (the "Lessee"), having its principal office located c/o Coyne International Enterprises Corp., 140 Cortland Avenue, Syracuse, New York 13221, to KEY BANK OF NEW YORK, a domestic corporation formed under the laws of the State of New York (together with any subsequent holder of the Bond referred to below, the "Bondholder"), having its principal office at 50 Fountain Plaza, Buffalo, New York 14202.

                             W I T N E S S E T H:

     WHEREAS, the Erie County Industrial Development agency, a corporate governmental agency constituting a body corporate and politic and public benefit corporation duly organized and existing under the laws of the State of New York and established pursuant to the Act hereinafter mentioned by Chapter 293 of the 1970 Laws of New York, as amended (the "Agency"), intends to issue its Industrial Development Revenue Bond (1994 Midway-CTS Buffalo, Ltd. Project) in the aggregate principal amount not to exceed $2,600,000 (the "Bond"); and

     WHEREAS, the Bond are to be issued pursuant to the New York State Industrial Development Agency Act, being Title 1 of Article 18-A of the General Municipal Law of the State of New York, constituting Chapter 24 of the Consolidated Laws of the State of New York, as amended, a resolution of the Agency adopted on August 11, 1993, September 15, 1993 and October 12, 1994, and under and pursuant to a Mortgage Agreement dated as of December 1, 1994, between the Agency and the Bondholder (the "Mortgage Agreement"); and

     WHEREAS, the proceeds derived from the issuance of the Bond are to be advanced to the Lessee pursuant to a certain Building Loan Contract dated as of December 1, 1994 by and between the Lessee and the Bondholder (the "Building Loan Contract"), and such proceeds are to be used to finance a portion of the cost of the acquisition and construction of a commercial facility within the City of Buffalo consisting of the acquisition of a parcel of land consisting of approximately 4.7 acres and the construction of an approximately 69,265 square foot building thereon, all for sublease to tenants (the "Facility"), which Facility is to be leased to the Lessee pursuant to a Lease Agreement dated as of December 1, 1994 between the Agency and the Lessee (the "Lease Agreement"); and

     WHEREAS, unless otherwise defined herein, capitalized terms shall have the meaning ascribed in the Mortgage Agreement; and

     WHEREAS, the Lessee is desirous that the Agency issue, sell and deliver the Bond and apply the proceeds as aforesaid and enter into the Lease Agreement with the Lessee and is willing to enter into this Lessee Guaranty in order to enhance the marketability of the Bond and thereby achieve interest cost and other savings to the Lessee as an inducement to the purchase of the Bond by all who shall at any time become the Bondholder.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration received, the Lessee does hereby represent, warrant, covenant and agree with the Bondholder as follows:

                                   ARTICLE I
                 REPRESENTATIONS AND WARRANTIES OF THE LESSEE

     Section 1.1.  Lessee Representations and Warranties.  The Lessee represents
                   -------------------------------------
and warrants that:

          (a) The Lessee (1) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, without limitation on the duration of its existence, (2) has the corporate power and authority to own its properties and assets and to carry on its business as now being conducted, (3) is duly qualified to do business in the State of New York, and (4) has the corporate power and authority to execute, enter into, deliver and perform this Lessee Guaranty as required hereunder.

          (b) The Lessee has the corporate power and authority to execute, deliver and perform this Lessee Guaranty as required hereunder and to guarantee the payment of the principal of, redemption premium, if any, and interest on the Bond pursuant to the provisions hereof and this Lessee Guaranty is the legal, valid and binding obligation of the Lessee enforceable in accordance with its terms.

          (c) The execution, delivery and performance of this Lessee Guaranty by the Lessee, including the performance of the obligations to guarantee the payment of the Bond by the Lessee and the borrowing evidenced thereby, and all other actions contemplated by this Lessee Guaranty (1) have been duly authorized by all requisite corporate action by the Lessee, (2) will not violate (i) any provision of law, any order of any court or other agency of government or any governmental rule or regulation, the Certificate of Incorporation or By-laws of the Lessee, or (ii) any provision of any indenture, agreement or other instrument to which the Lessee or any of its properties or assets are bound, and
(3) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, will not accelerate any debt or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Lessee other than as permitted by the terms of this Lessee Guaranty, the Mortgage Agreement and the Lease Agreement.

          (d) The assumption by the Lessee of its obligations hereunder will result in a direct financial benefit to the Lessee.

          (e) No registration with or consent or approval of, or other action by, any Federal, state or other governmental authority or regulatory body in the United States is required as of the Closing Date in connection with the execution, delivery and performance of this Lessee Guaranty,

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or if so required, such registration has been made or such consent or approval given or such other appropriate action taken and the same is in full force and effect, and notice as to the nature of such has heretofore been given to the Bondholder.

          (f) Since the Last Financial Statement Date there has been no material adverse change in the business, properties or financial condition of the Lessee.

          (g) The Lessee has good and marketable title to all of its real and personal properties and tangible assets, and the real and personal properties and tangible assets reflected on the financial statements referred to in the Lease Agreement and this Lessee Guaranty (except for such real and personal properties and tangible assets as have been disposed of since the dates of such financial statements because no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business), and all such real and personal properties and tangible assets are free and clear of mortgage, pledges, liens, charges and other encumbrances of any nature whatsoever, except such as are not expressly prohibited by the terms hereof.

          (h) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Lessee) at law or in equity or by or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, now pending or threatened against or affecting it, which involve any of the transactions herein contemplated or the possibility which, if adversely determined, would materially impair the right of the Lessee to carry on its business substantially as now conducted or would materially adversely affect the financial condition of the Lease.

          (i) The Lessee has filed or caused to be filed all Federal, state and local tax returns that are required to be filed and has paid or caused to be paid all taxes required in connection with such returns or pursuant to any assessment received by it, to the extent that such taxes have become due, except for any tax or assessment the validity of which is being contested in good faith by appropriate proceedings, and the Lessee has set aside on its books adequate reserves with respect to any such tax or assessment so contested.

          (j) The Lessee is not (i) a party to any agreement, indenture, lease or instrument, or (ii) subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which materially adversely affects its business, properties, assets, operations or financial condition.

          (k) The Lessee is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party and which materially affects its business, properties or assets, operations or financial condition.

          (l) The Lessee enjoys peaceful and undisturbed possession in all respects under all leases as to which it is a lessee and all such leases are valid and subsisting and in full force and effect on the date hereof.

          (m) The Lessee is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred with respect to any Plan (as defined in ERISA) administered by the Lessee.

          (n) The financial statements furnished to the Bondholder fairly present the financial condition and the results of operations of the Lessee as of the dates and for the periods indicated therein and the balance sheets furnished to the Bondholder show all known material liabilities, direct or contingent, of the Lessee as of the respective dates thereof. Each financial statement referred to in this paragraph was prepared in accordance with generally accepted accounting principles applied on a consistent basis.

          (o) The Lessee agrees to furnish Bondholder within ninety (90) days from the end of each fiscal year a consolidated financial statement for Coyne International Enterprises Corp. inclusive of the Lessee, which shall include a balance sheet, statement of operations and reconciliation of surplus for each fiscal year; to furnish Bondholder within ninety (90) days from the end of each fiscal year a financial statement. All of the aforesaid shall be prepared in accordance with generally accepted accounting practices by accountants satisfactory to Bondholder.

                                  ARTICLE II
                            AGREEMENT TO GUARANTEE

     Section 2.1.  Obligations Guaranteed.  (a) The Lessee hereby
                   ----------------------
unconditionally guarantees to the Bondholder (1) the full and prompt payment of the principal of the Bond and the indebtedness represented thereby, and the redemption premium, if any, on the Bond when and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise; (2) the full and prompt payment of interest on the Bond when and as the same shall become due and payable; (3) the full and prompt payment of an amount equal to each and all of the rental payments and other sums when and as the same shall become due, required to be paid by the Lessee under the terms of the Lease Agreement; and (4) the full and prompt performance and observance by the Lessee of all of the obligations, covenants and agreements required to be performed and observed by the Lessee under the terms of the Lease Agreement, the Building Loan Contract and the other Security Documents. The Lessee hereby irrevocably and unconditionally agrees that upon any default by the Agency in the payment, when due, of any principal of, any redemption premium on, or any interest on the Bond, the Lessee will promptly pay the same. The Lessee further hereby irrevocably and unconditionally agrees that (i) upon any default by the Lessee in the rental payments and other sums, when due and payable, under the Lease Agreement the Lessee will promptly pay the same, and
(ii) upon any default by the Lessee in any of the obligations, covenants and agreements required to be performed and observed by the Lessee under the Lease Agreement, the Building Loan Contract and the other Security Documents, the Lessee will effect the observance of such obligations, covenants and agreements. All payments by the Lessee shall be paid in lawful money of the United States of America. Each and every default (x) in the payment of the

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principal of, redemption premium, if any, or interest on the Bond, (y) in the payments of the rental payments and other sums required to be paid by the Lessee under the terms of the Lease Agreement, or (z) in the prompt performance and observance by the Lessee of all of the obligations, covenants and agreements required to be performed and observed by the Lessee under the terms of the Lease Agreement, the Building Loan Contract and the other Security Documents, shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of actions arises.

          (b) The Lessee further agrees that this Lessee Guaranty constitutes an absolute, unconditional, present and continuing guarantee of payment and not of collection, and waives any right to require that any resort be had by the Bondholder to (1) any security held by or for the benefit of the Bondholder for payment of the principal of, redemption premium, if any, or interest on the Bond, (2) the Bondholder's rights against any other person, or (3) any other right or remedy available to the Bondholder by contract, applicable law or otherwise. The obligations of the Lessee under this Lessee Guaranty are direct, unconditional and completely independent of the obligations of any other person of entity, and a separate cause of action or separate causes of action may be brought and prosecuted against the Lessee without the necessity of joining the Agency or any other party or previously proceeding with or exhausting any other remedy against any other person who might have become liable for the indebtedness or of realizing upon any security held by or for the benefit of the Bondholder.

     Section 2.2.  Obligations Unconditional.  The obligations of the Lessee
                   -------------------------
under this Lessee Guaranty shall be absolute and unconditional, and shall remain in full force and effect until the entire principal of, redemption premium, if any, and interest on the Bond and all payments, obligations, covenants and agreements of the Lessee under the Lease Agreement, the Building Loan Contract and other Security Documents, shall have been paid in full or provided for, and all costs, Bondholder's fees and commissions and expenses, if any, referred to in Section 2.5 hereof shall have been paid in full, and, to the extent permitted by law, such obligations shall not be affected, modified, released, or impaired by any state of facts or the happening from time to time of any event, including without limitation, any of the following whether or not with notice to, or the consent of the Lessee:

          (a) the invalidity, irregularity, illegality or unenforceability of, or any defect in, any of the Security Documents, the Bond or any collateral security for any thereof;

          (b)  any present or future law or order of any government (de jure or
                                                                     -- ----
de facto) or of any agency thereof purporting to reduce, amend or otherwise
-- -----
affect the Bond or any other obligation of the Agency, the Lessee, or any other obligor or to vary any terms of payment;

          (c) any claim of immunity on behalf of the Agency, the Lessee or any other obligor or with respect to any property of the Agency or the Lessee or any other obligor;

          (d) the compromise, settlement, release, extension, indulgence, change, modification or termination of any or all of the obligations, covenants or agreements of any obligor

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under any of the Security Documents;

          (e) the failure to give notice to any obligor under any of the Security Documents of the occurrence of any default or Event of Default under the terms and provisions of any of the Security Documents (except as may be specifically provided in any such Security Document);

          (f) the actual or purported assignment, subleasing or mortgaging of all or any part of the interest of the Agency in the Lease Agreement or the Facility or any failure of title with respect to the Agency's interest in the Facility;

          (g) the actual or purported assignment, subleasing or mortgaging of all or any part of the interest of any obligor under any of the Security Documents;

          (h) the actual or purported assignment, subleasing or mortgaging of all or any of the obligations, covenants and agreement contained in this Lessee Guaranty or in any other Security Document;

          (i) the waiver of the payment, performance or observance by any obligor under any of the Security Documents of any of the obligations, conditions, covenants or agreements of any or all of them contained in any such Security Document;

          (j) the receipt and acceptance by the Bondholder or the Agency of notes, checks or other instruments for the payment of money made by any obligor under any of the Security Documents and any extensions and renewals thereof;

          (k) the extension of the time for payment of the principal of, redemption premium, if any, or interest on the Bond or any other amounts that are due or may become due under any of the Security Documents or of the time for performance of any other obligations, covenants or agreements under or arising out of the Bond or any of the Security Documents or any extension or renewal thereof;

          (l) the modification or amendment (whether material or otherwise) of any duty, obligation, covenant or agreement set forth in the Bond or in any of the Security Documents;

          (m) the taking of or the omission to take any action referred to in the Bond or in any of the Security Documents;

          (n) any failure, omission, delay or lack on the part of the Agency, the Bondholder or any other person to enforce, assert or exercise any right, power or remedy conferred on the Agency, the Bondholder or such other person in this Lessee Guaranty or in any of the Security Documents or any other act or acts on the part of the Agency or the Bondholder;

          (o) the voluntary or involuntary liquidation, dissolution, merger, consolidation,

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sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Lessee, the Agency, or any other obligor under any of the Security Documents or any or all of the assets of any of them, or any allegation or contest of the validity of this Lessee Guaranty or any other Security Document in any such proceeding; it is specifically understood, consented and agreed to that this Lessee Guaranty shall remain and continue in full force and effect and shall be enforceable against the Lessee to the same extent and with the same force and effect as if such proceedings had not been instituted; and it is the intent and purpose of this Lessee Guaranty that the Lessee shall and does hereby waive all rights and benefits which might accrue to the Lessee by reason of any such proceedings;

          (p) to the extent permitted by law, the release or discharge of the Lessee from the performance or observance of any obligation, covenant or agreement contained in this Lessee Guaranty by operation of law;

          (q) the default or failure of the Lessee fully to perform any of its obligations set forth in this Lessee Guaranty;

          (r) any release or impairment of the security pledged under the Mortgage Agreement or under any other Security Document;

          (s) the release, substitution or replacement in accordance with the terms of the Lease Agreement of any property subject thereto or any delivery, repossession, surrender or destruction of such property, in whole or in part;

          (t) any limitation on the liability or obligations of the Bondholder, the Agency, or the Lessee or any other obligor under any of the Security Documents, or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Lease Agreement, the Building Loan Contract, the Mortgage Agreement or any other Security Document or any term thereof, or the Bond;

          (u) any failure of the Agency or the Bondholder to mitigate damages resulting from any default by any Obligor under any of the Security Documents;

          (v) the merger or consolidation of any corporate obligor under any of the Security Documents into or with any other person, or any sale, lease or transfer of any or all of the assets of any such obligor to any person;

          (w) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor; or

          (x) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

     Section 2.3.  No Waiver or Set-Off.  No act or commission or omission of
                   --------------------
any kind or at any time upon the part of the Agency or the Bondholder, or their successors and assigns, in respect of any matter whatsoever shall in any way impair the rights of the Bondholder to enforce any right, power or benefit under this Lessee Guaranty and no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance by the Lessee of its obligations hereunder), which the Lessee, or any other obligor under any of the Security Documents has or may have against the Agency or the Bondholder or any assignee or successor thereof shall be available hereunder to the Lessee.

     Section 2.4  Events of Default.  An "Event of Default" shall exist if any
                  -----------------
of the following occurs and is continuing:

          (a) The Lessee defaults in any guarantee referred to in Section 2.1 hereof or in any agreement contained in Section 2.8 hereof;

          (b) The Lessee fails to observe and perform any covenant, condition or agreement of this Lessee Guaranty and continuance of such failure for more than thirty (30) days after written notice (which shall be deemed given when set by registered or certified mailing) of such failure has been given to the Lessee by the Bondholder;

          (c) Any warranty, representation or other statement by or on behalf of the Lessee contained in this Lessee Guaranty is false, misleading or incorrect in any material respect as of the date made;

          (d) The Lessee shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or thereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts,
(vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code, or (vii) take any action for the purpose of effecting any of the foregoing;

          (e) A proceeding or case shall be commenced, without the application or consent of the Lessee in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of the Lessee or of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any order for relief against the Lessee shall be entered in an involuntary case under such Bankruptcy Code.

          (f) Final judgment for the payment of money in excess of an aggregate uninsured liabilities of $100,000 shall be rendered against the Lessee and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed;

          (g) There shall be a default in respect of any evidence of indebtedness for money borrowed by the Lessee (or with respect to the performance of any obligations of the Lessee incurred in connection with any indebtedness for money borrowed) where the effect of such default is to accelerate the maturity of such indebtedness or to permit the holders thereof (or a trustee on behalf of such holders) to cause such indebtedness to become due prior to its stated maturity, or any such indebtedness shall not be paid as and when due and payable; or

          (h) An Event of Default under the Mortgage Agreement, the Building Loan Contract or under any other Security Document shall occur and be continuing.

     Upon an Event of Default the Bondholder shall have the right to proceed first and directly against the Lessee under this Lessee Guaranty without proceeding against or exhausting any other remedies which it may have and without proceeding against or exhausting any other remedies which it may have and without resorting to any security held by the Bondholder or by any obligor under any of the Security Documents. All moneys recovered by the Bondholder pursuant to this Lessee Guaranty shall be used and applied in accordance with
Section 8.04 of the Mortgage Agreement.

     Section 2.5.  Waiver of Notice; Expenses.  The Lessee hereby expressly
                   --------------------------
waives notice from the Bondholder of its acceptance and reliance on this Lessee Guaranty or of any action taken or omitted in reliance hereon. The Lessee further expressly waives diligence, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against the Agency or the Lessee or against any collateral security for the Bond. The Lessee agrees to pay all costs, Bondholder's fees and commissions and expenses (including all court costs and reasonable attorneys' fees) which may be incurred by the Bondholder in enforcing or attempting to enforce this Lessee Guaranty following any default on the part of any Lessee hereunder, whether the same shall be enforced by suit or otherwise.

     Section 2.6.  Dissolution or Merger of Lessee; Restrictions on Lessee.  The
                   -------------------------------------------------------
Lessee covenants that it will (i) maintain its corporation existence, (ii) continue to be a corporation subject to service of process in the State of New York and either organized under the laws of the State of New York, or organized under the laws of any state of the United States and duly qualified to do business as a foreign corporation in the State of New York, (iii) not liquidate, wind-up or dissolve or otherwise dispose of all or substantially all of its property, business or assets remaining after the execution and delivery of this Lessee Guaranty, and (iv) not consolidate with or merge into another entity or permit one or more entities to consolidate with or merge into it. The Lessee may, however, without violating the foregoing, consolidate with or merge into another entity, or permit one or more entities to consolidate with or merger into it, or sell or otherwise transfer all or substantially all of its property, business or assets to another such entity (and thereafter liquidate, wind-up or dissolve or not, as the Lessee may elect) if (i) the Lessee is the surviving, resulting or transferee entity, as the case may be, or (ii) in the event that the Lessee is not the surviving, resulting or transferee entity, as the case may be, such entity is controlled by Coyne International Enterprises Corp. and (A) is a solvent entity subject to service of process in the State of New York and either organized under the laws of the State of New York, or organized under the laws of any other state of the United States and duly qualified to do business as a foreign corporation in the State of New York, (B) assumes in writing all of the obligations of the Lessee contained in this Lessee Guaranty and all other Security Documents (as defined in the Lease Agreement) to which the Lessee shall be a party and in the opinion of counsel who is acceptable to the Bondholder, (x) such entity shall be bound by all of the terms applicable to the Lessee of this Lessee Guaranty and all other Security Documents to which the predecessor Lessee entity shall have been a party, and (y) such action does not legally impair the security interest afforded by the Security Documents for the Bondholder, and (C) has a net worth (as determined in accordance with generally accepted accounting principles and certified by an independent public accountant) after the merger, consolidation, sale or transfer at least equal to that of the Lessee entity immediately prior to such merger, consolidation, sale or transfer. The Lessee further covenants and agrees that it is and will continue to be duly qualified to do business in the State of New York and that any entity succeeding to the rights of the Lessee under this Lessee Guaranty shall be and continue to be duly qualified to do business in the State of New York.

     Section 2.7.  Benefit and Enforcement.  This Lessee Guaranty is entered
                   -----------------------
into by the Lessee for the benefit of the Agency and the Bondholder, all of whom shall be entitled in the same manner as set forth in the Mortgage Agreement to enforce performance and observance of this Lessee Guaranty to the same extent as if they were parties signatory hereto.

     Section 2.8.  Survival of Guarantee Obligation.  If the Bondholder receives
                   --------------------------------
any payment on account of the liability guaranteed hereunder, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be transferred or repaid to a trustee, receiver, assignee for the benefit of creditors or any other party under any bankruptcy act or code, state or Federal law or common law or equitable doctrine, then to the extent of any sum not finally retained by the Bondholder, this Lessee Guaranty shall remain in full force and effect until the Lessee shall have made payment to the Bondholder of such sum, which payment shall be due on demand.

                                  ARTICLE III
           NOTICE OF SERVICE OF PROCESS, PLEADINGS AND OTHER PAPERS

     Section 3.1.  Service of Process.  The Lessee represents that it is subject
                   ------------------
to service of process in the State of New York and covenants that it will remain so subject so long as the Bond is outstanding. If for any reason the Lessee should cease to be so subject to service of process in the State of New York, the Lessee hereby designates and appoints, without power of revocation, the law firm of O'Hara & Hanlon, 9 Albany Street, Cazenovia, New York 13035 (the "Agent") as the agent of the Lessee upon whom may be served all process, pleadings, notices or other papers which may be served upon the Lessee as a result of any of its obligations under this Lessee Guaranty.

     Section 3.2.  Notices.  Any notice required to be sent to the Lessee, or
                   -------
any notice including process, pleadings or other papers served upon the foregoing Agent shall at the same time be sent by registered or certified mail, postage prepaid, to the Lessee at the address set forth above or to such other address as may be furnished by the Lessee to the Bondholder in writing.

     Section 3.3.  Consent to Jurisdiction.  The Lessee irrevocably and
                   -----------------------
unconditionally (a) agrees that any suit, action or other legal proceeding arising out of this Lessee Guaranty may be brought in the courts of record of the State of New York in Erie County or the courts of the United States, Western District of New York; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts. For such time as any portion of the Bond shall be unpaid in whole, or in part, the Agent shall accept and acknowledge in the Lessee's behalf service of any and all process in any such suit, action or proceeding brought in any such court. The Lessee agrees and consents that any such service of process upon such Agent and written notice of such service to the Lessee in the manner set forth in Section 3.2 hereof shall be taken and held to be valid personal service upon the Lessee whether or not the Lessee shall then be doing, or at any time shall have done, business within the State of New York and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in the State of New York and waives all claim of error by reason of any such service. Such Agent shall not have any power or authority to enter any appearance or to file any pleadings in connection with any suit, action or other legal proceedings against the Lessee or to conduct the defense of any such suit, action or any other legal proceeding except as expressly authorized by the Lessee.

                                  ARTICLE IV
                                 MISCELLANEOUS

     Section 4.1.  Lessee Guaranty to Become Effective.  The obligations of the
                   -----------------------------------
Lessee hereunder shall arise absolutely and unconditionally when the Bond shall have been issued, sold and delivered by the Agency.

     Section 4.2.  Remedies Not Exclusive.  No remedy herein conferred upon or
                   ----------------------
reserved to the Bondholder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lessee Guaranty or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default, default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bondholder to exercise any remedy reserved to it in this Lessee Guaranty, it shall not be necessary to give any notice, other than such notice as may be expressly provided in this Lessee Guaranty. In the event any provision contained in this Lessee Guaranty should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be

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

deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Lessee Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Lessee Guaranty.

     Section 4.3.  Entire Agreement; Counterparts.  This Lessee Guaranty
                   ------------------------------
constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counter-parts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     Section 4.4.  Severability.  The invalidity or unenforceability of any one
                   ------------
or more phrases, sentences, clauses or sections in this Lessee Guaranty contained, shall not affect the validity or enforceability of the remaining portions of this Lessee Guaranty, or any part thereof.

     Section 4.5.  Release upon Repayment of Bond.  Upon payment of the Bond and
                   ------------------------------
the indebtedness represented thereby pursuant to and in accordance with the Mortgage Agreement and the payment and satisfaction of all payments, obligations, covenants and agreements of the Lessee under the Lease Agreement, the Building Loan Contract and the other Security Documents, and, if applicable, upon payment of the costs, fees, commissions and expenses required by Section
2.5 hereof, the Bondholder shall release in writing the Lessee from its obligations hereunder except as provided in 2.8 hereof.

     Section 4.6.  Applicable Law.  This Lessee Guaranty shall be governed by
                   --------------
and construed in accordance with the laws of the State of New York.

     Section 4.7.  Successors and Assigns.  This Lessee Guaranty shall be
                   ----------------------
binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 4.8.  Date of Lessee Guaranty for Reference Purposes Only.  The
                   ---------------------------------------------------
date of this Lessee Guaranty shall be for reference purposes only.

     IN WITNESS WHEREOF, the Lessee has executed this Lessee Guaranty as of the year and day first above written.


                                    Midway-CTS Buffalo, Ltd.

                                    By:  /s/ Raymond T. Ryan
                                         -----------------------------------
                                         Vice President

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

STATE OF NEW YORK  )
                   )  SS.:
COUNTY OF ERIE     )


     On this 14th day of December, 1994 before me personally came Raymond T. Ryan to me known and known to me to be the individual described in and who executed the foregoing instrument, and who, being by me duly sworn, did depose and say that he resides in Manlius, New York; that he is the Vice President of Midway-CTS Buffalo, Ltd., a New York corporation and he executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.



                                    /s/ Alexander Pobedinsky
                                    ------------------------------------
                                    Alexander Pobedinsky
                                    Notary Public, State of New York No. 5010409
                                    Qualified in Onondago County
                                    Commission Expires
                                    March 29, 1995

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